Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of Zix Corporation and subsidiaries, of our reports dated March 7, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Zix Corporation included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Whitley Penn LLP

Dallas, Texas

June 29, 2018